UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Allied World Assurance Company Holdings, AG

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ALLIED WORLD
ASSURANCE COMPANY

BERMUDA EUROPE HONG KONG SINGAPORE USA

Proxy Update: Approval of New Share Repurchase Program (Proposal 4 on Proxy Card) April 27, 2012 Exhibit 99.1

Forward-Looking Statements & Safe Harbor

This presentation may contain certain statements, estimates and forecasts with respect to future performance and events.  These statements, estimates and forecasts are "forward-looking statements".  In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as "may,"
“might,” “will," “should,” "expect," “plan,” "intend," "estimate," "anticipate," "believe,” “predict,” “potential”
or "continue" or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events.  There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements.  As a result, there can be no assurance that the forward-looking statements included in this presentation will prove to be accurate or correct.  In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this presentation might not occur.  Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements that may be made from time to time.
We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-
looking statements, whether as a result of new information, future developments or otherwise.

Background
Allied World is a Swiss domiciled company whose shares have traded on the New York Stock Exchange (NYSE: AWH) since its IPO in 2006
Allied World is recommending that shareholders approve a new $500 million, two year share repurchase program
For further information, please see Proposal 4 (pages 24-25) in the company’s Definitive Proxy Statement, filed with the SEC on March
16, 2012. The proposal includes:
All common shares purchased under our new repurchase program will be designated for cancellation
As required by Swiss law, cancellation of shares will be subject to shareholder approval at Allied World’s annual shareholder meeting in 2013.
Allied World has effectively used share repurchases as part of a broader capital management strategy to enhance shareholder value

Active Capital Management Improves Shareholder Value
*  Excludes $243.8 million syndicated loan which was repaid on February 23, 2009

Capital Management History
o
$210 million of common dividends paid
since going public in 2006
o
$563 million of shares repurchased from
AIG in December 2007
o
Current $500 million share repurchase
program implemented in 2010
•
$174 million remaining capacity at
December 2011
o
$505 million of shares and warrants
repurchased from founders in 2010
o
$53.6 million warrant repurchased from
founder in first quarter 2011
(In millions, except for per share amounts)
Diluted book value per
share has more than
doubled since 2006
Shareholder's Equity
Debt
Accumulated Share Repurchases & Dividends Paid
Diluted Book Value per Share
-$611
-$646 -$682
-$1,475
-$1,658
-$9
$2,220
$2,240
$2,417
$3,213
$3,075
$3,149
$499
$499
$499
$499
$798
$798
$2,719
$2,739
$2,916
$3,712
$3,873
$3,947
$35.26
$42.53
$46.05
$59.56
$74.29
$80.11
2006 2007 2008* 2009 2010 2011

Growth in book value per share calculated by taking change in diluted book value per share from December 2006 through
December 2011 adjusted for dividends paid or declared.

Peer Average = 80%
Five Year Growth in Diluted Book Value per Share
2007 - 2011
Active Capital Management Improves Shareholder Value
139%
118%
93%
89%
86%
80%
79%
76%
75%
53%
46%
AWH ACGL ENH AHL HCC RLI AXS WRB NAVG MKL AGII

ISS Recommendation
ISS proxy advisory services is recommending shareholders vote “Against”
Allied World’s new $500 million share repurchase program stating that the
“proposal would allow the company to repurchase more than 10 percent of its share capital”
•
In continental European markets, ISS supports share repurchase plans subject to the following limitations:
1.
The company is allowed to hold no more than 10% of share capital in treasury
2.
The plan is subject to a duration of no more than 5 years
3.
The plan includes a repurchase limit equal to 10% of share capital
•
Our understanding is that ISS has no such limitation on repurchase activity for U.S. domiciled companies
ISS does note “this notwithstanding, some shareholders may be less concerned about the potential volume of the company’s share repurchase plans since shares acquired under this authorization would be designated for cancellation at a future annual meeting of shareholders and would not be used for reissuance.”

Allied World’s View
While AWH is a Swiss-domiciled company, it trades on the NYSE with a significant U.S. shareholder base
However, even if ISS limitations are viewed within European framework:
1.
The repurchased shares are being designated for cancellation, will not be re-
issued for any purpose and therefore will not be subject to the Swiss statutory provisions that prohibit the company from holding in treasury more than 10%
of its aggregate shares
2.
The duration of the share repurchase program is two years; well within the five year prescribed window
3.
Given that the Allied World program has a two year duration, on an annualized basis it is unlikely that Allied World would exceed ISS’ 10% limitation

Allied World Recommendation
Allied World has exhibited a long history of prudent capital management which has been accretive to shareholder value
Diluted book value per share has more than doubled since 2006
Allied World has maintained a strong capital base and credit ratings:
Current Financial Strength ratings are “A” (Excellent) from A.M. Best, “A”
(Strong) from S&P and “A2” (Good) from Moody’s
Current senior bond ratings are BBB+ from S&P and Baa1 from Moody’s

We believe it is in the best interest of shareholders to provide Allied World with the flexibility to repurchase shares as outlined in the Proxy Statement
Allied World recommends shareholders vote “For” all of Allied World’s proposals at its 2012 Annual Shareholder Meeting, including Proposal 4 to approve our new $500 million share repurchase program

Non-GAAP Financial Measures
In presenting the company's results, management has included and discussed in this presentation a financial measure that is not a generally accepted accounting principle ("non-
GAAP") within the meaning of Regulation G as promulgated by the U.S. Securities and
Exchange Commission. Management believes that this non-GAAP measure, which may be defined differently by other companies, better explains the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, this measure should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").
The company has included "diluted book value per share" because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.  See slide 10 for a reconciliation of the non-GAAP measure used in this presentation to its most directly comparable GAAP measure.

Non-GAAP Financial Measures - Reconciliations

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
UNAUDITED  DILUTED BOOK VALUE PER SHARE RECONCILIATION
(Expressed in thousands of United States dollars, except share and per share amounts)
As of As of
December 31, December 31,
2011 2010
Price per share at period end 62.93 $              59.44 $
Total shareholders' equity 3,149,022 $       3,075,820 $
Basic common shares outstanding 37,742,131        38,089,226
Add: unvested restricted share units 249,251             571,178
Add:  Performance based equity awards 889,939             1,440,017
Add:  employee share purchase plan 11,053               10,576
Add:  dilutive options/warrants outstanding 1,525,853          3,272,739
  Weighted average exercise price per share 45.72 $              35.98 $
Deduct: options bought back via treasury method (1,108,615)         (1,980,884)
Common shares and common share
equivalents outstanding 39,309,612        41,402,852
Basic book value per common share 83.44 $              80.75 $
Diluted book value per common share 80.11 $              74.29 $